                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


                  This Agreement is made this 1st day of February, 2000 between PhyCor, Inc., a Tennessee corporation (the "Company"), and Tarpley B. Jones ("Employee").


                              W I T N E S S E T H:


                  WHEREAS, the Company desires to employ Employee and Employee desires to accept such employment by the Company subject to the terms and conditions contained herein;

                  WHEREAS, in serving as an employee of the Company, Employee will be in a position in which Employee will participate in the use and development of confidential proprietary information about the Company's, its subsidiaries' and affiliates' present and future products, its customers and suppliers and the methods which the Company and its employees use in competition with other companies, as to which the Company desires to protect fully its rights;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the promises and the mutual covenants and agreements herein set forth, the parties agree as follows:

                  1. Employment. The Company hereby employs Employee as Executive Vice President, Chief Financial Officer, and Employee accepts such employment with the Company, subject to the terms and conditions set forth herein. Employee shall perform all duties and services incident to the position of Chief Financial Officer and Employee shall perform such other duties and services as may be prescribed by the Bylaws of the Company or established by the Chief Executive Officer or the Board of Directors of the Company from time to time. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

                  2. Compensation. As compensation for services rendered by Employee hereunder, Employee shall receive:

                           (a) An annual salary of $375,000, or such higher
                  salary as shall be determined by the Company at Employee's annual evaluation and compensation review;

                           (b) Insurance and other benefits equivalent to the
                  benefits provided generally to an Executive Vice President (which are the same for all levels of corporate Vice Presidents);

                           (c) Six (6) weeks of vacation;

                           (d) Participation in the Company's employee bonus
                  program (with a target of 40% of base salary) as such program may be amended or modified by the Company from time to time;

                           (e) Participation, when eligible, in the Company's
                  retirement plan as such plan may be amended or modified by the Company from time to time; and

                           (f) Reimbursement for all reasonable expenses
                  incurred by Employee in the performance of his duties under this Agreement, provided that Employee submits verification of such expenses in accordance with the policies of the Company.

                  A recommendation will be made to the Compensation Committee of the Board of Directors to award you options to purchase 250,000 shares of PhyCor, Inc. Common Stock at a price equal to the market price of the stock on the first day of your employment.

                  Prior to the end of each calendar year of this Agreement, the Company may review with Employee his compensation hereunder. Any increase in salary or changes in fringe benefits agreed upon by Employee and the Company at such annual review shall become effective the following January 1 unless otherwise agreed to by the Company and Employee.

                  3.  Confidential Information and Trade Secrets.

                  3.1 Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information.

                  3.2 For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company, its subsidiaries and affiliates. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements and such similar information relating to subsidiaries and affiliates of the Company. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) already in Employee's possession (unless such information was obtained by Employee from the Company or was obtained by Employee in the course of Employee's employment by the Company), (ii) received by Employee from a third party with no restriction on disclosure, or (iii) required to be disclosed by any applicable law.

                  3.3 Except as required to perform Employee's duties as an employee, Employee will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Section 3.

                  3.4 Upon the request of the Company and, in any event, upon the termination of employment hereunder, Employee will surrender to the Company all memoranda, notes, records, drawings, manuals or other documents pertaining to the Company's business, Employee's employment (including all copies thereof) or the business of the Company's subsidiaries or affiliates. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

                  4.  Covenant Not to Compete.

                  4.1 Employee hereby covenants and agrees with the Company that during the term of his employment with the Company and for a period of eighteen
(18) months after the termination of his employment, for any reason, with or without cause, Employee will not directly or indirectly (i) operate, develop or own any interest other than the ownership of less than 5% of the equity securities of a publicly traded company, in any business which has significant activities (viewed in relation to the business of the Company, its subsidiaries or affiliates), or has announced intentions to focus significant resources, relating to the ownership, management or operation of multi-specialty medical clinics, physician group practices, independent practice associations, or other similar entities (a "Business"); (ii) compete with the Company or its subsidiaries and affiliates in the operation or development of any Business within the United States of America; (iii) be employed by any business which owns, manages, or operates a Business; (iv) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company, or its subsidiaries or affiliates, and any customer, client, supplier or employee of the Company, or its subsidiaries or affiliates; or (v) solicit any employee of the Company, or its subsidiaries or affiliates, to leave their employment with the Company or its subsidiaries or affiliates, as the case may be, or hire any such employee to work for a Business. The definition of Business set forth above is intended to include entities that own, manage and operate multiple clinics, practices, IPAs, physician organizations, etc., and does not restrict the Employee from employment (i) with a single clinic, group, IPA, etc., provided such employment is not primarily focused upon the acquisition and management of multiple physician organizations similar to the operations of the Company or (ii) with an enterprise that owns, manages or operates multiple entities as a single business enterprise in a single market. Employee shall not be entitled to circumvent the provisions of this Section 4.1 by entering into a relationship with a Business as a consultant, director, advisor, or otherwise, which has the effect of competing with the Company, its affiliates or subsidiaries.

                  4.2 If a judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the territory or prohibited business activity from the coverage of this Section 4 and to apply the provisions of this Section 4 to the remaining portion of the territory or the remaining business activities not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this Section 4 are determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by Employee. The time period during which the prohibitions set forth in this
Section 4 shall apply shall be tolled and suspended as to Employee for a period equal to the aggregate quantity of time during which Employee violates such prohibitions in any respect.

                  4.3 The Company recognizes that Employee is a major shareholder of Cardiology Partners of America, Inc. ("CPA"). CPA was engaged in business that were comparative with the operations of the Company. Employee is currently winding down the operations of CPA which no longer has any ongoing activities. Company agrees that Employee's relationship with CPA as described herein will be exempt from the covenant not to compete contained herein.

                  5. Specific Enforcement. Employee specifically acknowledges and agrees that the restrictions set forth in Sections 3 and 4 hereof are reasonable and necessary to protect the legitimate interest of the Company and that the Company would not have employed Employee in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Sections 3 or 4 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The existence of any claim or cause of action on the part of Employee against the Company, whether arising from this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of this injunctive relief. If the Company is required to enforce any of its rights under this Agreement, the Company shall be entitled to recover from Employee all attorneys' fees, court costs and other expenses incurred by the Company in connection with the enforcement of those rights.

                  6. Term of Agreement. This Agreement shall be effective as of February 1, 2000 and shall continue for a term of three (3) years unless terminated by either party in the manner set forth herein. This Agreement shall be automatically renewed for successive one (1) year terms unless notice of termination is given by either party at least 180 days prior to the end of the then current term.

                  7. Termination Upon Death or Disability of the Employee. In the event the Employee dies during the term of this Agreement, or the Employee is disabled and unable to perform his duties in any material respect for a period of three (3) months, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that the Company shall continue to be obligated under Section 2 hereof for any unpaid salary, accrued benefits or unreimbursed expenses owed to Employee or his estate that have accrued but not been paid as of the Termination Date.

                  8. Termination by Employee. Employee may at any time terminate his employment by giving the Company sixty (60) days prior written notice of his intent to terminate the Agreement. At the Termination Date, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth in Sections 3 and 4 above, and except for the Company's obligation under Section 2 hereof for unpaid salary, accrued benefits or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

                  9. Termination for Cause. The Company shall have the right at any time to terminate Employee's employment immediately for cause, which shall include any of the following reasons:

                     (a) If Employee shall violate the provisions of Sections 3 or 4 of this Agreement, or shall fail to comply with any other material term or condition of this Agreement, or shall fail to perform competently and efficiently the tasks assigned to him by his supervisor, or shall engage in any material misconduct, neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company; or

                     (b) If Employee shall (i) be convicted of a felony or (ii)
                  commit an act of dishonesty, fraud or embezzlement against the Company or its affiliates.

Employee's obligations under Sections 3 and 4 hereof shall survive the termination of the Agreement pursuant to this Section 9. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except for unpaid salary, accrued benefits or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

                  10. Termination Without Cause. The Company may terminate Employee without cause (which shall not include a termination pursuant to Sections 7, 8 or 9) by giving Employee 15 days prior written notice. In the event Employee is terminated without cause during the term hereof, the Company shall pay Employee all accrued benefits and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date. The Company shall continue to pay to Employee his salary set forth in Section 2(a) hereof for a period of eighteen (18) months after the Termination Date and shall continue to provide the health insurance benefits hereof for a period of eighteen (18) months. Such payments shall be made in accordance with Employee's regular salary schedule. Payment of the severance benefits set forth herein shall be subject to the execution and delivery of a Separation Agreement containing appropriate releases of the Company as agreed to by the parties. The Company's obligations pursuant to this Section 10 shall terminate immediately
(I) UPON ACCEPTANCE OF EMPLOYMENT IN VIOLATION OF SECTION 4, OR (II) UPON NOTICE BY EMPLOYEE TO EMPLOYER, WHETHER OR NOT IN WRITING, THAT EMPLOYEE DOES NOT INTEND TO HONOR THE PROVISIONS OF SECTION 4, OR THE TAKING OF ANY OTHER ACTION BY EMPLOYEE THAT WOULD HAVE THE EFFECT OF DECLARING THE PROVISIONS OF SECTION 4 NOT ENFORCEABLE.

                  11. Assignment.

                     (a) The rights and benefits of Employee under this
                  Agreement, other than accrued and unpaid amounts due under
                  Section 2 hereof, are personal to him and shall not be assignable. Discharge of Employee's undertakings in Sections 3 and 4 hereof shall be an obligation of Employee's executors, administrators, or other legal representatives or heirs.

                     (b) This Agreement may not be assigned by the Company
                  except to an affiliate of the Company, provided, however, that if the Company shall merge or effect a share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Company shall assign its rights hereunder to that corporation and cause such corporation to assume the Company's obligations under this Agreement.

                  12. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

                  If to Employee:      Tarpley B. Jones
                                       11 Thorndale Court
                                       Nashville, Tennessee 37215

                  If to the Company:   PhyCor, Inc.
                                       Suite 400
                                       30 Burton Hills Boulevard
                                       Nashville, Tennessee  37215
                                       Attention:  President

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

                  13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Tennessee.

                  14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

                  15. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


                                    PHYCOR, INC.



Attest:                             By: /s/ Joseph C. Hutts
                                       -----------------------------------------

/s/ N. Carolyn Forehand             Title: Chairman and Chief Executive Officer
--------------------------                 -------------------------------------
Title:  Secretary



Witness:                            EMPLOYEE

/s/ Becky Summar                    /s/ Tarpley B. Jones
--------------------------          --------------------------------------------
                                    Tarpley B. Jones